UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2016 (May 19, 2016)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 W. Jefferson Blvd., Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Steel Dynamics, Inc. held its Annual Meeting of Stockholders on May 19, 2016. Of the 243,430,159 shares of common stock issued and outstanding as of the record date on March 21, 2016, 214,478,948 shares were present, in person or by proxy, thus constituting a quorum of 88.11% of the total shares outstanding and entitled to vote.

At the meeting, stockholders elected all eleven of the directors nominated by the Board of Directors, to serve for a term of one year and until their successors are duly elected and qualified; ratified the appointment of Ernst & Young LLP independent registered public accounting firm as Steel Dynamics, Inc.’s auditors for the year ending December 31, 2016; and approved, by an advisory vote, named executive officer compensation for 2015.

Set forth below is the final share voting results for each of the proposals.

(1)         Election of eleven (11) director nominees for a one-year term.

Director	Votes For	Votes Withheld	Broker Non-Votes

Mark D. Millett	176,016,589	14,329,239	24,133,120
Richard P. Teets, Jr.	174,225,392	16,120,436	24,133,120
John C. Bates	153,764,831	36,580,997	24,133,120
Keith E. Busse	164,941,180	25,404,648	24,133,120
Frank D. Byrne, M.D.	183,084,422	7,261,406	24,133,120
Kenneth W. Cornew	187,465,123	2,880,705	24,133,120
Traci M. Dolan	184,793,990	5,551,838	24,133,120
Dr. Jürgen Kolb	176,405,578	13,940,250	24,133,120
James C. Marcuccilli	171,281,854	19,063,974	24,133,120
Bradley S. Seaman	187,460,537	2,885,291	24,133,120
Gabriel L. Shaheen	183,529,326	6,816,502	24,133,120

(2)         Proposal to ratify the appointment of Ernst & Young LLP independent registered accounting firm as Steel Dynamics, Inc.’s auditors for the year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
207,733,214	6,056,834	688,900	—

(3)         Proposal to approve, by an advisory vote, named executive officer compensation for 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
181,498,414	7,947,677	899,737	24,133,120

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: May 25, 2016	By:	Theresa E. Wagler
	Title:	Executive Vice President and
Chief Financial Officer